Exhibit 99.2

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in each of the provinces of Canada. The final base shelf prospectus, any applicable shelf prospectus supplement and any amendment to the documents are accessible through SEDAR+. Copies of the documents may be obtained from Wells Fargo Securities, LLC by calling 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com or from Morgan Stanley & Co. LLC by calling 1-866-718-1649 or by emailing prospectus@morganstanley.com.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the final base shelf prospectus, any applicable shelf prospectus supplement and any amendment to the documents for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

BROOKFIELD ASSET MANAGEMENT LTD.

US$[●] [●]% NOTES DUE 20[  ]

PRELIMINARY TERM SHEET

September 4, 2025

Issuer:	Brookfield Asset Management Ltd.
Security:	[●]% Senior Unsecured Notes due [●], 20[ ] (the “Notes”)
Format:	SEC registered
Principal Amount:

US$[●]

One or more of the underwriters may sell to affiliates of Brookfield Wealth Solutions Ltd. and certain other institutional investors US$[●] aggregate principal amount (if any) of the Notes at the public offering price (for which no underwriting discount or commissions will be paid).

Trade Date:	September 4, 2025
Expected Settlement Date:	September 9, 2025 (T+3)
Maturity Date:	[●], 20[ ]
Coupon:	[●]%
Interest Payment Dates:	[●] and [●], commencing [●], 2026
Price to Public:	[●]% of the principal amount
Benchmark Treasury:	[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of National Instrument 44-102 – Shelf Distributions (“NI 44-102”).]

Benchmark Treasury Price & Yield:	[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of NI 44-102.]
Spread to Benchmark Treasury:	[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of NI 44-102.]
Yield:	[●]%
Denominations:	Initial denominations of US$2,000 and subsequent multiples of US$1,000
Covenants:	Change of control (put @ 101%) Negative pledge Consolidation, merger, amalgamation and sale of substantially all assets
Optional Redemption Provisions:
Make-Whole Call:	Prior to [●], 20[●] ([●] months prior to maturity), treasury rate plus [●] basis points
Par Call:	At any time on or after [●], 20[●] ([●] months prior to maturity), at 100% of the principal amount of the Notes to be redeemed
Use of Proceeds:	The net proceeds from the sale of the Notes will be used for general corporate purposes
CUSIP / ISIN:	[●] / [●]
Joint Book-Running Managers[1]:	Wells Fargo Securities, LLC Morgan Stanley & Co. LLC
Co-Managers:	[●]

Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder may be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

1 This offering will be made in Canada by                  , a broker-dealer affiliate of                  .

The Notes will be issued under a second supplemental indenture to be dated as of the date of the issuance of the Notes (the “Second Supplemental Indenture”) to a base indenture dated as of April 24, 2025 (the “Base Indenture”) (together with the Second Supplemental Indenture, the “Indenture”), among Brookfield Asset Management Ltd., Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee. The foregoing is a summary of certain of the material attributes and characteristics of the Notes, which does not purport to be complete and is qualified in its entirety by reference to the Indenture.

No PRIIPs or UK PRIIPs key information document (KID) has been prepared as European Economic Area or UK retail investors are not targeted.

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